UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2012 (January 16, 2012)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-09753	58-1563799
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Perimeter Center Place, Suite 460
Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03               Material Modifications to Rights of Security Holders.

On January 16, 2012, the Board of Directors of Georgia Gulf Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding at the close of business on February 3, 2012 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of January 16, 2012 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent.  The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement.  Copies of the Rights Agreement are available free of charge from the Company.  The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by this reference.  A summary of the terms of the Rights is included as Exhibit B to the Rights Agreement and is incorporated herein by this reference.

Item 8.01

On January 16, 2012, the Company issued a press release in connection with the adoption of the Rights Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

Number	Exhibit

4.1

Rights Agreement, dated as of January 16, 2012, by and between Georgia Gulf Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to Georgia Gulf Corporation’s registration statement on Form 8-A, filed with the SEC on January 17, 2012).

99.1	Press release, dated January 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Chief Financial Officer

Date: January 17, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press release, dated January 16, 2012.